UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 25, 2016

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 31, 2016, Voya Financial, Inc. (the “Company”) announced that Christine Hurtsellers has been appointed as the Chief Executive Officer of its Investment Management business, effective September 1, 2016. The press release announcing Ms. Hurtsellers’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2016, Jeffrey T. Becker, the Chief Executive Officer of the Company’s Investment Management business, and a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company, resigned his employment with the Company, effective September 16, 2016. Mr. Becker resigned from his position as Chief Executive Officer of the Company’s Investment Management business, and as an executive officer of the Company, effective August 31, 2016.

In connection with his resignation, the Company and Mr. Becker have entered into a separation agreement, dated as of August 31, 2016, pursuant to which:

•	the Company has waived enforcement of Mr. Becker’s obligations under his 2016 equity award agreement with the Company (the “Award Agreement”) not to engage in employment with certain competitors of the Company, with such waiver to apply solely with respect to Mr. Becker’s proposed employment with Jennison Associates LLC;

•	the Company has recouped from Mr. Becker the full amount of the annual incentive award it paid to Mr. Becker in 2016, except for the amounts of such award that were deferred into Mr. Becker’s tax-qualified 401(k) account;

•	Mr. Becker has agreed to extend by three months (to 15 months from the effective date of his resignation) certain non-solicit provisions relating to the Company’s customers contained in the Award Agreement;

•	Mr. Becker has agreed to extend by six months (to 18 months from the effective date of his resignation) certain non-solicit provisions relating to the Company’s employees, agents, and representatives contained in the Award Agreement;

•	Mr. Becker has agreed not to communicate with a prescribed list of certain current clients of the Company for a period of 90 days from the effective date of his resignation; and

•	Mr. Becker will execute a general release of claims in favor of the Company.

Consistent with the terms of their respective award agreements, all of Mr. Becker’s unvested equity compensation awards were forfeited upon his resignation.

Item 9.01	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ Trevor Ogle
	Name: Title:	Trevor Ogle Senior Vice President and Deputy General Counsel

Dated: August 31, 2016